Exhibit (j)


                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
The Pilgrim Variable Products Trust:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus for the Class R shares of the Pilgrim Variable Products Trust and "Independent Auditors" in the Statement of Additional Information.



                                        /s/ KPMG LLP





Los Angeles
April 25, 2001